Exhibit 99.1

Investors May Contact:

Ryan Marsh

Treasurer

(770) 418-8211

ir@asburyauto.com

Reporters May Contact:

Katherine Mason

Porter Novelli

(404) 995-4516

katherine.mason@porternovelli.com

Asbury Automotive Group Announces Pricing of $200.0 Million of 8.375% Senior Subordinated Notes Due 2020

Duluth, Ga., November 1, 2010 /PRNewswire via COMTEX/ — Asbury Automotive Group, Inc. (NYSE:ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., announced today that it has priced its previously announced offering of $200.0 million aggregate principal amount of 8.375% senior subordinated notes due 2020. The sale of the notes is expected to be completed on November 16, 2010, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering of Notes to (i) purchase any and all of the Company’s outstanding 8% Senior Subordinated Notes due 2014 (the “2014 Notes”) that are tendered pursuant to the Company’s cash tender offer and consent solicitation for any and all 2014 Notes commenced on November 1, 2010 (the “Tender Offer”) and pay the related consent fees in connection with the Tender Offer, (ii) pay all consent fees in connection with the Company’s solicitation of consents to certain amendments to the indenture governing the Company’s 7.625% Senior Subordinated Notes due 2017 (the “2017 Notes”) pursuant to the Company’s consent solicitation statement relating to the 2017 Notes also commenced on November 1, 2010 and (iii) pay all related transaction fees and expenses. Any remaining proceeds will be used to redeem any 2014 Notes that remain outstanding after the completion of the Tender Offer.

The Notes and the related guarantees have not been, and will not be, registered under the Act or the securities laws of any other place and may not be offered or sold in the United States absent registration or an applicable exemption therefrom. The Notes will be offered only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale of any Notes or other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. This notice is being issued pursuant to and in accordance with Rule 135c under the Act.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and include statements relating to the offering of Notes, including the use of proceeds thereof. These statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, the Company’s ability to complete the offering of Notes, the Tender Offer and the Consent Solicitation, market factors, Asbury’s relationships with, and the financial stability of, vehicle manufacturers and other suppliers, risks associated with Asbury’s indebtedness (including available borrowing capacity and compliance with its financial covenants), Asbury’s relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation and other factors disclosed from time to time. There can be no guarantees that Asbury’s plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury’s filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.